CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223443 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-182419 on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements and consolidated financial statement schedule of Alexander & Baldwin, Inc., and the effectiveness of Alexander & Baldwin, Inc.’s internal control over financial reporting, appearing --in this Annual Report on Form 10-K of Alexander & Baldwin, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Honolulu, Hawaii
February 27, 2020